UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2017

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 10, 2017, Lam Research Corporation (the “Company”) distributed (i) a Notice of Adjustment of Conversion Rate pursuant to the Indenture, dated as of May 11, 2011, by and between the Company, and The Bank of New York Mellon Trust Company, N.A, as Trustee, with respect to the 1.25% Convertible Senior Notes due 2018 (the “2018 Notes”) to holders of the 2018 Notes, a copy of which is attached as Exhibit 99.1 to this report and (ii) a Notice of Adjustment of Conversion Rate pursuant to the Indenture, dated as of May 10, 2011, by and between Novellus Systems, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A, as Trustee, with respect to the 2.625% Senior Convertible Notes due 2041 (the “2041 Notes”) to holders of the 2041 Notes, a copy of which is attached as Exhibit 99.2 to this report.
The information in this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1 Notice of Adjustment of Conversion Rate of the Convertible Senior Notes Due 2018
99.2 Notice of Adjustment of Conversion Rate of the Senior Convertible Notes Due 2041

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2017	LAM RESEARCH CORPORATION

By:	/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Notice of Adjustment of Conversion Rate of the Convertible Senior Notes Due 2018
99.2 Notice of Adjustment of Conversion Rate of the Senior Convertible Notes Due 2041